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                             [LETTERHEAD OF KPMG]


The Directors
CAM Designs Inc
460 Park Avenue
New York
NY 10022-1987
USA

19 February 1999

Dear Sirs

This is to confirm that the client-auditor relationship between CAM Designs Inc and KPMG has ceased.

KPMG's auditors' report on the consolidated financial statements of CAM Designs Inc and subsidiaries as of and for the years ended May 31, 1998 and 1997, contained a separate paragraph stating that "the Group has suffered recurring losses from operations and that raises substantial doubt about its ability to continue as a going concern". Management's plans in regard to those matters were described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On October 22, 1998 Robson Rhodes, Chartered Accountants, were appointed joint administrative reeivers by the Group's bankers of its United Kingdom subsidiaries. This action was taken because of the Company's inability to secure further credit facilities necessary to conduct the business of these subsidiaries.

Yours faithfully

/S/ KPMG

KPMG

cc: Chief Accountant, Securities and Exchange Commission